GURU EXPERIENCE, CO. CONDENSED BALANCE SHEETS SEPTEMBER 30, 2022 AND DECEMBER 31, 2021 - UNAUDITED	Exhibit 99.3

	September 30, 2022	December 31, 2021
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$193,522	$45,246
Accounts receivable	76,962	89,181
Other current assets	11,735	22,247
	282,219	156,674
NON-CURRENT ASSETS
Equipment, net	23,998	14,856
Other assets	5,250	5,825

TOTAL ASSETS	$311,467	$177,355

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$173,903	$197,759
Accrued expenses and other current liabilities	137,715	81,562
Unearned revenue	62,229	48,503
Convertible notes payable	675,000	675,000
Line of credit	156,293	39,809
	1,205,140	1,042,633

TOTAL LIABILITIES	1,205,140	1,042,633

COMMITMENT AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
Preferred stock, $0.001 par value, 4,139,669 shares authorized and outstanding	4,140	4,140
Common stock, $0.001 par value, 10,400,000 shares authorized, 2,778,392 and 2,778,392 shares outstanding, respectively	2,778	2,778
Additional paid-in capital	4,615,319	4,615,319
Accumulated deficit	(5,515,910)	(5,487,515)
TOTAL SHARESHOLDERS' DEFICIT	(893,673)	(865,728)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$311,467	$177,355

See accompanying notes to financial statements.

GURU EXPERIENCE, CO.
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021 - UNAUDITED

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
REVENUE
Software subscriptions	$182,444	$181,546	$626,406	$503,691
Services	250	19,826	74,408	48,786
TOTAL REVENUE	182,694	201,372	700,814	552,477

COST OF REVENUE	(52,693)	(20,376)	(175,132)	(77,095)

GROSS PROFIT	130,001	180,996	525,682	475,382

OPERATING EXPENSES
Professional fees	3,512	5,430	49,203	25,072
Depreciation	1,156	284	3,032	284
Selling, general, and administrative	157,849	132,853	499,039	398,321
TOTAL OPERATING EXPENSES	162,517	138,567	551,274	423,677

OPERATING INCOME (LOSS)	(32,516)	42,429	(25,592)	51,705

OTHER INCOME (EXPENSE)
Gain on forgiveness of CARES Act loan	-	122,374	-	122,374
Interest expense	(6,750)	(6,750)	(20,250)	(20,318)
Other	335	11,653	17,447	9,891
Total other income (expense), net	(6,415)	127,277	(2,803)	111,947

NET INCOME (LOSS)	$(38,931)	$169,706	$(28,395)	$163,652

NET INCOME (LOSS) PER SHARE- BASIC AND DILUTED	$(0.01)	$0.06	$(0.01)	$0.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING- BASIC AND DILUTED	2,778,392	2,778,392	2,778,392	2,778,392

See accompanying notes to financial statements.

GURU EXPERIENCE, CO.
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021 - UNAUDITED

	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit
	Shares	Amount	Shares	Amount			Total

BALANCE, December 31, 2020	4,139,669	$4,140	2,778,392	$2,778	$4,615,319	$(5,632,008)	$(1,009,771)
Net income (loss) for period	-	-	-	-	-	(3,862)	(3,862)
BALANCE, March 31, 2021	4,139,669	4,140	2,778,392	2,778	4,615,319	(5,635,870)	(1,013,633)
Net income (loss) for period	-	-	-	-	-	(2,192)	(2,192)
BALANCE, June 30, 2021	4,139,669	4,140	2,778,392	2,778	4,615,319	(5,638,062)	(1,015,825)
Net income (loss) for period	-	-	-	-	-	169,706	169,706
BALANCE, September 30, 2021	4,139,669	$4,140	2,778,392	$2,778	$4,615,319	$(5,468,356)	$(846,119)

BALANCE, December 31, 2021	4,139,669	$4,140	2,778,392	$2,778	$4,615,319	$(5,487,515)	$(865,278)
Net income (loss) for period	-	-	-	-		(24,708)	(24,708)
BALANCE, March 31, 2022	4,139,669	4,140	2,778,392	2,778	4,615,319	(5,512,223)	(889,986)
Net income (loss) for period	-	-	-	-	-	35,244	35,244
BALANCE, June 30, 2022	4,139,669	4,140	2,778,392	2,778	4,615,319	(5,476,979)	(854,742)
Net income (loss) for period	-	-	-	-	-	(38,931)	(38,931)
BALANCE, September 30, 2022	4,139,669	$4,140	2,778,392	$2,778	$4,615,319	$(5,515,910)	$(893,673)

See accompanying notes to financial statements.

GURU EXPERIENCE, CO.
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021 - UNAUDITED

	For the nine months ended September 30,
	2022	2021

Net income (loss)	$(28,395)	$163,652
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation	3,032	284
Gain on forgiveness of CARES Act loan	-	(122,374)
Changes in:
Accounts receivable	12,219	(1,248)
Other current assets	10,512	(12,720)
Other assets	575	4,714
Accounts payable	(23,856)	(56,054)
Accrued expenses and other current liabilities	56,153	14,062
Unearned revenue	13,726	6,704
Net cash used in operating activities	43,966	(2,980)

INVESTING ACTIVITIES:
Purchase of equipment	(12,174)	(8,717)
Net cash used in investing activities	(12,174)	(8,717)

FINANCING ACTIVITIES:
Proceeds from line of credit	116,484	80,309
Net cash provided by financing activities	116,484	80,309

Net change in cash and cash equivalents	148,276	68,612
Cash and cash equivalents, beginning of period	45,246	43,908
Cash and cash equivalents, end of period	$193,522	$112,520

See accompanying notes to the financial statements.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the three and nine months ended September 30, 2022 and 2021 - unaudited

1. Organization and Summary of Significant Accounting Policies

The Company

Guru Experience Co. (the "Company" or "Guru") was incorporated under the laws of the State of Delaware on December 15, 2017.  Guru is a software as a service ("SaaS") solutions company providing a cloud-based app platform to the Museum Industry.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  For the nine months ended September 30, 2022, the Company incurred a net loss of 28,395 and had a shareholders' deficit at September 30, 2022. These factors raise substantial doubt about the ability of the Company to continue as a going concern within one year of the date that these financial statements are issued. In addition, our independent registered public accounting firm, in its audit report to the Company's financial statements for the year ended December 31, 2021, expressed substantial doubt about our ability to continue as a going concern.    The financial statements do not include any adjustments that might be necessary if the Company is  unable to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to further develop its business. To date, the Company has funded operations through the issuance of capital stock and debt. Management plans to continue raising additional funds through equity or debt financings and loans from directors. There is no certainty that further funding will be available as needed. The ability of the Company to continue its operations as a going concern is dependent upon its ability to raise sufficient new capital to fund its operating commitments and ongoing losses and ultimately on generating profitable operations.

COVID-19 Considerations

As of the date of this filing, there continues to be concern regarding the ongoing impacts and disruptions caused by the COVID-19 pandemic in the regions in which the Company operates. Although the impacts of the pandemic on our business have not been material to date, a prolonged downturn in economic conditions as a result of the pandemic could have a material adverse effect on our customers and demand for our services and products. At this time, it is not possible for the Company to predict the duration or magnitude of the impacts of the pandemic, or other outbreaks of communicable diseases, on the Company's business, financial condition, and results of operations.

Inflation and Economic Disruption

Our business is dependent in part on general economic conditions. Many jurisdictions in which our customers are located have experienced and could continue to experience unfavorable general economic conditions, such as inflation, increased interest rates and recessionary concerns, which could negatively affect demand for our products. Under difficult economic conditions, customers may seek to cease spending on our services and products, which could negatively affect our financial performance. We cannot predict the timing or magnitude of an economic slowdown or the timing or strength of any economic recovery. These and other economic factors could have a material adverse effect on our business, financial condition, and results of operations.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the three and nine months ended September 30, 2022 and 2021 - unaudited

Basis of Presentation

The unaudited condensed financial statements, including notes, of the Company are representations of the Company's management, which is responsible for their integrity and objectivity. The accompanying unaudited condensed financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information.  Accordingly, the consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of the Company, the accompanying unaudited condensed financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results for the interim periods reported.  The balance sheet at December 31, 2021 was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements contained within this Form 8-K filed with the Securities and Exchange Commission.  All amounts presented are in U.S. dollars.

The results of operations for the nine months ended September 30, 2022, are not necessarily indicative of the results expected for the full fiscal year or for any other fiscal period.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's significant estimates include those related to revenue recognition, stock-based compensation, software development costs, and income taxes. Actual results could differ from those estimates.

Financial Assets and Liabilities Measured at Fair Value

The Company uses various inputs in determining the fair value of its investments and measures these assets on a recurring basis. Financial assets recorded at fair value in the balance sheets are categorized by the level of objectivity associated with the inputs used to measure their fair value.

Authoritative guidance provided by the Financial Accounting Standards Board ("FASB") defines the following levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these financial assets:

Level 1 Quoted prices in active markets for identical assets or liabilities.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the three and nine months ended September 30, 2022 and 2021 - unaudited

Level 2 Inputs, other than the quoted prices in active markets, that is observable either directly or indirectly.

Level 3 Unobservable inputs based on the Company's assumptions.

The carrying amounts of cash and cash equivalents, approximate their fair values given their short-term nature.  The carrying amounts of the line of credit and convertible notes approximate fair values because the interest rates on these obligations are based on prevailing market interest rates.

Accounts Receivable

Accounts receivable are generally recorded at the invoiced amounts net of an allowance for expected losses. The Company evaluates the collectability of our trade accounts receivable based on several factors. In circumstances where it becomes aware of a specific customer's inability to meet its financial obligations to us, a specific reserve for bad debts is estimated and recorded which reduces the recognized receivable to the estimated amount that management believes will ultimately be collected. In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on our historical losses and an overall assessment of past due trade accounts receivable outstanding.  At September 30, 2022 and December 31, 2021, the Company had no reserve recorded for uncollectible accounts receivable.

Revenue recognition

The Company's revenues are derived from contracts with our clients. The Company derives its revenues primarily from the following sources:

• Revenue from software subscriptions represent the sale of term licenses to clients.  Revenue from software subscriptions also includes technical support, bug fixes, and when-and-if available unspecified software upgrades;

• Revenue from services represents fees generated for professional and other services provided that are not sold under software subscription arrangements.

Management assesses relevant contractual terms in its customer arrangements to determine the transaction price and recognizes revenue upon transfer of control of the promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Software subscriptions are generally sold as annual or multi-year initial terms with automatic annual renewal provisions on expiration of the initial term.  The Company's software subscription sales include noncancelable maintenance support which entitle clients to receive technical support and software updates, during the term of the software subscription license agreement.  Software subscriptions are generally payable in advance on a monthly basis over the term of the license arrangement, which is typically noncancelable.  The Company's subscriptions are generally one to three years in duration, with the majority being one year. Consideration from subscription arrangements is typically billed in advance on a monthly basis.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the three and nine months ended September 30, 2022 and 2021 - unaudited

When an arrangement contains multiple performance obligations, the Company accounts for individual performance obligations separately if they are distinct.  The Company allocates the transaction price to each performance obligation in a contract based on its relative standalone selling price.  The transaction price allocated to software subscription licenses is recognized as revenues over time throughout the term of the contract as the services are provided, beginning after the software is made available to clients.  Noncancelable software subscription maintenance support services are considered to be a series of distinct services that are substantially the same and have the same duration and measure of progress, and the Company has concluded that they represent one combined performance obligation and revenue is recognized ratably over the contract period.

In general, professional and other services are distinct performance obligations and the transaction price for professional and other services typically does not have multiple performance obligations. Revenue from professional and other services is generally recognized as the services are delivered to the customer at a point in time.

Deferred Revenue

Contract liabilities consist of deferred revenue and include payments received in advance of performance under contracts associated with software subscriptions.  Such amounts are recognized as revenue over the contractual period.

Advertising Expense

Advertising costs are expensed as incurred and were $9,138 (2021:  $6,424) and $14,199 (2021: $16,562) during the three and nine months ended September 30, 2022, respectively.

Stock-Based Compensation

The Company periodically issues share awards and stock options to employees and non-employees for services. The award's fair value is measured on the date of grant and recognized as compensation expense on the straight-line basis over the vesting period. The Company recognizes the fair value of stock-based compensation within its Statements of Operations with classification depending on the nature of the services rendered.

The fair value of each option or warrant grant is estimated using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies with characteristics similar to the Company. The expected term of stock options granted to non-employees is equal to the contractual term of the option award. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. The expected dividend yield is zero, based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the three and nine months ended September 30, 2022 and 2021 - unaudited

Net Income (Loss) per Share

The Company calculates basic earnings (loss) per share by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding. We do not include the impact of any potentially dilutive common stock equivalents in our basic earnings (loss) per share calculations. Diluted earnings per share reflects potentially dilutive common stock equivalents, including options and warrants that could share in our earnings through the conversion of common shares, except where their inclusion would be anti-dilutive.  At September 30, 2022 and 2021, the potentially dilutive shares from the exercise of stock options totaling none and 29,712, respectively, and restricted stock awards totaling 700,000 and 700,000, respectively, are excluded from the calculation of diluted income per share as their effect would have been anti-dilutive to the net income (loss) for the periods.

Recent accounting pronouncements

In September 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standard Update ("ASU") 2016-13, Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses ("CECL") to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

Other recent accounting pronouncements issued by the FASB, are not believed by management to have a material impact on the Company's present or future financial statements.

2. Revenue

The Company's revenue primarily consists of software subscription fees that allow customers to access the hosted software over the contract period. The revenue arrangements do not contain general rights of refund in the event of cancellations.  In addition, service revenue represents fees for services provided that are not covered under subscription arrangements.

The following table disaggregates revenue by major source:

	For the three months ended September 30		For the nine months ended September 30
	2022	2021	2022	2021
Subscription fees	$182,444	$181,546	626,406	503,691
Service revenue	250	19,826	74,408	48,786
	$182,694	$201,372	$700,814	$552,477

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the three and nine months ended September 30, 2022 and 2021 - unaudited

Concentrations:

During the three months ended September 30, 2022, revenue to the Company's largest customers represented approximately 28%, 23%, 14%,and 11% of total revenue.  During the three months ended September 30, 2021, revenue to the Company's largest customers represented approximately 31%, 25%, 12%, and 12% of total revenue. No other customers accounted for more than 10% of total revenue during the three month periods ended September 30, 2022 and 2021.

During the nine months ended September 30, 2022, revenue to the Company's largest customers represented approximately 25%, 21%, 13%,and 10% of total revenue.  During the nine months ended September 30, 2021, revenue to the Company's largest customers represented approximately 33%, 29%, and 14% of total revenue. No other customers accounted for more than 10% of total revenue during the nine month periods ended September 30, 2022 and 2021.

As of September 30, 2022, the Company had accounts receivable due from four customers which represented 26%, 26%, 16%, and 16%, respectively, of its total accounts receivable.  As of December 31, 2021, the Company had accounts receivable due from three customers which represented 42%, 22% and 14%, respectively, of its total accounts receivable. No other customers accounted for more than 10% of the Company's accounts receivable balance as of September 30, 2022 and December 31, 2021.

3. Line of Credit

At September 30, 2022, the Company had been approved by a third-party lending marketplace to advance funds against future accounts receivable on an ad-hoc basis. During the nine month period ended September 30, 2022, the Company received $262,355 in funds and repaid $145,870. During the nine month period ended September 30, 2021, the Company received $147,809 in funds and repaid $67,500. Total available credit under the factoring agreement was $33,500 as of September 30, 2022.  The Company assigns and sells its future contractual revenues arising from the sale of the Company's goods and services without recourse to the lender.  In exchange, the lender assumes the credit risk associated with the contractual revenues as long as the terms are consistent with agreed upon terms.  The Company receives the advance, net of a discount rate, and is required to make equal monthly payments across 12 months. The Company has the ability to use the marketplace on a go forward basis, similar to a line of credit. At September 30, 2022 the company was in good standing with the marketplace and had never been in default.

4. Convertible Notes Payable

	September 30, 2022	December 31, 2021
Convertible Notes Payable	$675,000	$675,000

At September 30, 2022 and December 31, 2021, the Company has convertible notes totaling $675,000 ("Notes").  Of these Notes, $600,000 were issued in 2019 and $75,000 was issued in 2020.  The Notes bear interest of 4%.  At September 30, 2022 and December 31, 2021, the notes are in default.  The Notes issued in 2019 were due to be paid in 2020 and the notes issued in 2020 are due to be paid in July 2022.  The Notes contain an automatic conversion feature to convert the notes plus unaccrued interest into shares of the Company's common stock if the Company sells shares of its common stock for total proceeds of not less than $3,000,000.    The conversion rate would be based on 80% of the cash price paid per share received subject to modification for the occurrence of events as defined in the Notes agreements.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the three and nine months ended September 30, 2022 and 2021 - unaudited

At September 30, 2022 and December 31, 2021, accrued interest payable on these Notes is $88,677 and $68,427, respectively.  During the three and nine months ended September 30, 2022, interest expense of $6,750 (2021: 6,750) and $20,250 (2021: $20,250), respectively, was recognized on these Notes.

On November 23, 2022, the Company completed a merger with Live Current Media Inc. ("Live Current" (see Note 11) and all of the Notes and unpaid interest were converted into approximately 3 million shares of Live Current's common stock as satisfaction in full of the amounts owing under the Notes.

5. Stock Options

During the nine months ended September 30, 2022 and 2021, the Company issued no stock options nor stock awards.  No stock-based compensation was recognized during the nine months ended September 30, 2022 and 2021.

At December 31, 2021, outstanding and vested options total 29,712 and had an exercise price of $0.23.  These options expired during the nine months ended September 30, 2022 and no options remain outstanding at September 30, 2022.

6. CARES Act Loan Payable

On May 6, 2020, the Company entered into a loan (the "CARES Act Loan") with Celtic Bank Corporation ("Celtic Bank") for the principal amount of $122,374, pursuant to the Paycheck Protection Program (the "PPP") under the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act").

The CARES Act Loan matures two years from the disbursement date and bears interest at a rate of 1% per annum. The CARES Act loan and accrued interest were forgivable after December 31, 2020, as long as the borrower used the loan proceeds for qualifying expenses, including payroll, benefits, rent and utilities, and maintains its payroll levels. Management believes the entire loan amount has been used for qualifying expenses.

The Company filed its application for a full loan forgiveness to Celtic Bank in 2021. On July 30, 2021, the Company received notice from Celtic Bank indicating that the Small Business Administration approved the forgiveness of the CARES Act loan payable in the amount of $122,374. Accordingly, for the nine months ended September 30, 2021, the Company recognized the forgiveness of the CARES Act loan as "Gain on forgiveness of CARES Act loan payable" in the accompanying statements of operations.

GURU EXPERIENCE, CO.
Notes to Financial Statements
For the three and nine months ended September 30, 2022 and 2021 - unaudited

7. Commitments and Contingencies

In determining accruals and disclosures with respect to loss contingencies, the Company evaluates such accruals and contingencies for each reporting period. Estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the consolidated financial statements indicates that it is probable that a liability could be incurred, and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

8. Subsequent Events

Effective November 23, 2022, Live Current Media Inc. ("Live Current"") entered into an Agreement and Plan of Reorganization (the "Guru Agreement") with the Company whereby the Live Current agreed to acquire all of the outstanding shares of Guru.  Closing of the acquisition of Guru as set forth in the Guru Agreement was completed on November 23, 2022.

Upon completion of the acquisition, all of the outstanding shares in the capital stock of the Company were cancelled without payment of any additional consideration thereon.

Concurrent with the entry into the Guru Agreement and completion of the acquisition, the Live Current entered into a Note Cancellation Agreement (the "Note Cancellation Agreement") with the holders (the "Guru Note Holders") of certain convertible promissory notes of the Company (the "Guru Notes") having an aggregate principal amount of $675,000.  Pursuant to the terms of the Note Cancellation Agreement, Live Current has agreed to issue to the Guru Note Holders an aggregate of 3,000,000 shares of Live Current's common stock as satisfaction in full of the amounts owing under the Guru Notes. Issuance of the Live Current shares is conditional upon the Guru Note Holders entering into lock up agreements with the Live Current, pursuant to which the Guru Note Holders will agree not to sell or otherwise transfer the shares of the Live Current issued to them pursuant to the Note Cancellation Agreement for a period of six months following the completion of the acquisition.